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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           ELITRA PHARMACEUTICALS INC.

         Dr. Harry F. Hixson, Jr. and Alana B. McNulty hereby certify that:

         ONE:     The present name of this corporation is Elitra Pharmaceuticals
Inc. The corporation was originally incorporated under the name of Rajyabiotics Corporation, and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is February 19, 1998.

         TWO:     They are the duly elected and acting President and Secretary, respectively, of Elitra Pharmaceuticals, a Delaware corporation.

         THREE:   The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                       I.

         The name of the corporation is ELITRA PHARMACEUTICALS INC. (the "Corporation" or the "Company").

                                       II.

         The address of the registered office of the Corporation in the State of Delaware is:

                           National Registered Agents, Inc.
                           9 East Loockerman Street
                           Dover, DE  19901
                           County of Kent

         The name of the Corporation's registered agent at said address is National Registered Agents.

                                      III.

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

         A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is seventy-five million (75,000,000) shares, seventy million (70,000,000) shares of which shall be Common Stock (the "Common Stock") and five million (5,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred


                                       1.
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Stock shall have a par value of one-tenth of one cent ($0.001) per share and the
Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

         B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the DGCL, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A.       BOARD OF DIRECTORS

                  1.       POWERS AND NUMBER OF DIRECTORS

                           The management of the business and the conduct of the
affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

                  2.       BOARD OF DIRECTORS

                           Subject to the rights of the holders of any series of
Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at


                                       2.
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such annual meeting. During such time or times that the Corporation is subject to Section 2115(b) of the California General Corporation Law ("CGCL"), this Section A.2.a of this Article V shall become effective and be applicable only when the Corporation is a "listed" Corporation within the meaning of Section
301.5 of the CGCL.

                           a.       In the event that the Corporation is unable
to have a classified board under applicable law, Section 301.5 of the CGCL, Section A. 2. a. of this Article V shall not apply and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.

                           b.       No stockholder entitled to vote at an
election for directors may cumulate votes to which such stockholder is entitled, unless, at the time of such election, the Corporation (i) is subject to Section 2115(b) of the CGCL AND (ii) is not or ceases to be a "listed" Corporation under
Section 301.5 of the CGCL. During this time, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  3.       REMOVAL OF DIRECTORS

                           a.       During such time or times that the
Corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

                           b.       At any time or times that the Corporation is
not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section A. 3. a. above shall no longer apply and removal shall be as provided in Section 141(k) of the DGCL.


                                       3.
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                  4.       VACANCIES

                           a.       Subject to the rights of the holders of any
series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                           b.       If at the time of filling any vacancy or any
newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

                           c.       At any time or times that the Corporation is
subject to Section 2115(b) of the CGCL, if, after the filling of any vacancy by the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then:

                                    (i)      Any holder or holders of an
aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or

                                    (ii)     The Superior Court of the proper
county shall, upon application of such stockholder or stockholders, summarily order a special meeting of stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL. The term of office of any director shall terminate upon that election of a successor.

         B.       BYLAWS

                  1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                  2. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.


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                  3.       No action shall be taken by the stockholders of the
Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering, and, following the closing of the Initial Public Offering, no action shall be taken by the stockholders by written consent.

                  4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                       VI.

         A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

         B. This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times the Corporation is subject to Section 2115(b) to the limits on such excess indemnification set forth in Section 204 of the CGCL.

         C. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

         A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph
B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                                     * * * *

         FOUR:    This Amended and Restated Certificate of Incorporation has
been duly approved by the Board of Directors of this Corporation.

         FIVE:    This Restated Certificate of Incorporation has been duly
adopted in accordance with the provisions of Sections 228 and 245 of the General Corporation Law of the


                                       5.
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State of Delaware by the Board of Directors and the stockholders of the
Corporation. The total number of outstanding shares entitled to vote or act by written consent was _________ shares of Common Stock, 4,545,456 shares of Series A Preferred, 21,333,334 shares of Series B Preferred, 1,041,667 shares of Series C Preferred, 1,538,462 shares of Series D Preferred and 6,722,327 shares of Series E Preferred. A majority of the outstanding shares of Common Stock, a majority of the outstanding shares of Series A Preferred, a majority of the outstanding shares of Series B Preferred, a majority of the outstanding shares of Series D Preferred, a majority of the outstanding shares of Series E Preferred and 66 2/3% of the outstanding Series A Preferred, Series B Preferred and Series E Preferred voting together as a single class approved this Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by the Corporation in accordance with said Section 228.


                                       6.
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IN WITNESS WHEREOF, Elitra Pharmaceuticals Inc. has caused this Amended and
Restated Certificate of Incorporation to be signed by the President and the Secretary in San Diego, California this _______ day of _____, 2000.

                                                 ELITRA PHARMACEUTICALS INC.


                                                 By:
                                                    ----------------------------
                                                        Dr. Harry F. Hixson, Jr.
                                                        President


ATTEST:


By:
   --------------------------
       Alana B. McNulty
       Secretary